                                                                    Exhibit 99.2


                     SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                     -------------------------------------------

     AGREEMENT, dated as of November 20, 1998, between PolyVision Corporation, a New York corporation ("PolyVision"), and The Alpine Group, Inc., a Delaware corporation ("Alpine").

                                   R E C I T A L S
                                   - - - - - - - -

     The Boards of Directors of each of the parties hereto, deeming it advisable for the benefit of each of the parties hereto and their respective stockholders that Alpine subscribe for and purchase shares of preferred stock of PolyVision.

     THEREFORE, for and in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                     ARTICLE I

                  SUBSCRIPTION FOR AND PURCHASE OF PREFERRED STOCK

     1.01 SUBSCRIPTION FOR SHARES. Subject to and in accordance with the terms and conditions of this Agreement, on the date hereof, Alpine hereby subscribes for and agrees to purchase, and PolyVision hereby agrees to issue and sell to Alpine, 100,000 duly authorized, validly issued, fully paid and nonassessable shares of Series C Convertible Preferred Stock, par value $.01 and liquidation value $50.00 per share (the "Series C Preferred Stock"), of PolyVision, convertible into shares of PolyVision's Common Stock, par value $.001 per share (the "PolyVision Common Stock"), and having the other terms and conditions set forth in the Certificate of Amendment of the Certificate of Incorporation of PolyVision attached as EXHIBIT A hereto, at a purchase price of $50.00 per share, or an aggregate purchase price of $5,000,000, payable in cash.

     1.02 THE CLOSING. The closing of the subscription for and purchase of the Series C Preferred Stock described in Section 1.01 (the "Closing") shall take place at the offices of Alpine on the date hereof. At the Closing, PolyVision shall deliver to Alpine one certificate registered in the name of Alpine representing 100,000 shares of Series C Preferred Stock.

                                     ARTICLE II

                            REPRESENTATIONS, WARRANTIES
                              AND AGREEMENTS OF ALPINE

     Alpine represents and warrants to, and agrees with, PolyVision as follows:

     2.01 VALIDITY OF TRANSACTION. Alpine has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Alpine have been duly taken to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly authorized, executed, and delivered by Alpine, is the legal, valid, and binding obligation
of Alpine, and is enforceable  as to Alpine in accordance with its terms.   No
consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required by Alpine for the execution, delivery, or performance of this Agreement by Alpine. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Alpine is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by Alpine of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement; and the execution, delivery, and performance of this Agreement by Alpine will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or by-laws of Alpine, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Alpine or to which any of its operations, business, properties, or assets is subject.

     2.02 FINDER OR BROKER. Neither Alpine nor any person acting on behalf of Alpine has negotiated with any finder, broker, intermediary, or similar person in connection with the transactions contemplated hereby.

     2.03 ACCREDITED INVESTOR. Alpine is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the "Securities Act").

     2.04 INVESTMENT INTENT. Alpine is acquiring the shares of Series C Preferred Stock pursuant hereto for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. Alpine understands that such shares of Series C Preferred Stock are "restricted securities" and have not been registered for sale under the Securities Act or qualified under applicable state securities laws and that the Series C Preferred Stock will be delivered to Alpine pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this Article II are given with the intention that PolyVision may rely thereon for purposes of claiming such exemptions. Alpine understands that it must bear the economic risk of its investment in PolyVision for an indefinite period of time, as the Series C Preferred Stock cannot be sold unless registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.

     2.05 TRANSFER OF SHARES. Alpine will not sell or otherwise dispose of any Series C Preferred Stock or PolyVision Common Stock issuable upon conversion of the Series C

Preferred Stock unless (a) a registration statement with respect thereto has become effective under the Securities Act and such shares have been qualified under applicable state securities laws or (b) there is presented to PolyVision notice of the proposed transfer and, if PolyVision so requests, there is also presented to PolyVision a legal opinion reasonably satisfactory to PolyVision that such registration and qualification are not required. Alpine consents that the transfer agent for the Series B Preferred Stock and PolyVision Common Stock may be instructed not to transfer the Series B Preferred Stock or PolyVision Common Stock acquired pursuant hereto unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate representing the Series C Preferred Stock or PolyVision Common Stock acquired pursuant hereto (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability and stating in substance:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION IS AVAILABLE."

PolyVision shall, upon the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new certificate without such legend if (i) the security evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law and sold by the holder thereof in accordance with such registration and qualification or (ii) such holder shall have delivered to Alpine a legal opinion reasonably satisfactory to Alpine to the effect that the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

                                    ARTICLE III

              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF POLYVISION

     PolyVision represents and warrants to, and agrees with, Alpine as follows:

     3.01 VALIDITY OF TRANSACTION. PolyVision has all requisite power and authority to execute, deliver, and perform this Agreement and to issue and sell to Alpine the shares of Series C Preferred Stock. All necessary corporate proceedings of PolyVision have been duly taken to authorize the execution, delivery, and performance of this Agreement, and the issuance and sale to Alpine of the shares of Series C Preferred Stock. This Agreement has been duly authorized, executed, and delivered by PolyVision, is the legal, valid, and binding obligation of PolyVision, and is enforceable as to PolyVision in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal or stock exchange is required by PolyVision for the execution, delivery, or performance of this Agreement by PolyVision. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which PolyVision is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by PolyVision of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement; and the execution, delivery, and performance of this Agreement by PolyVision will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or by-laws of PolyVision, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on PolyVision or to which any of its operations, business, properties, or assets is subject. The shares of Series C Preferred Stock and PolyVision Common Stock issuable upon conversion of the Series C Preferred Stock have been duly authorized and, upon receipt by PolyVision from Alpine of payment therefor pursuant to this Agreement and Exhibit A hereto, will be validly issued, fully paid, and nonassessable, will not have been issued in violation of any preemptive right of stockholders or rights of first refusal, and Alpine will receive good title to the shares of Series C Preferred Stock and PolyVision Common Stock, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements, and voting trusts (other than any created by Alpine).

     3.02 FINDER OR BROKER. Neither PolyVision nor any person acting on behalf of PolyVision has negotiated with any finder, broker, intermediary, or similar person in connection with the transactions contemplated herein.

     3.03 FULL DISCLOSURE. All documents filed by PolyVision pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1993 (i) were prepared in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not at the time they were filed contain any untrue statement of a material fact, and (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. From the date as of which information is given in the most recent report filed by PolyVision under the Exchange Act to the date of this Agreement, there has not been any material adverse change in, or any adverse development which materially affects, the business, results of operations, or financial condition of PolyVision and its subsidiaries taken as a whole.

                                     ARTICLE IV

                              COVENANTS OF POLYVISION

     4.01 REGISTRATION OF THE POLYVISION COMMON STOCK. PolyVision will use its best efforts to effect the registration under the Securities Act of the PolyVision Common Stock issuable upon conversion of the Series C Preferred Stock as requested by Alpine from time to time, but not sooner than 180 days after the Closing Date. In addition, PolyVision shall advise Alpine by written notice at least thirty days prior to the filing of any registration statement under the Securities Act covering securities of PolyVision (except with respect to registration statements on Form S-4, Form S-8 or similar forms) and will, upon the request of Alpine, include in any such registration statement such information as may be required to permit a public offering of the PolyVision Common Stock, subject to any restrictions imposed by any managing underwriter in connection with an underwritten public offering on behalf of PolyVision. In connection therewith, PolyVision will:

          (a) promptly prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to the PolyVision Common Stock and use its best efforts to cause such registration statement to become effective;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current for a period sufficient to enable Alpine to complete the distribution of the PolyVision Common Stock covered by such registration statement, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by Alpine thereof as set forth in such registration statement;

          (c) furnish to Alpine such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as Alpine may reasonably request in order to facilitate the disposition of the PolyVision Common Stock owned by Alpine;

          (d) use its best efforts to register or qualify the PolyVision Common Stock under the securities or blue sky laws of such jurisdictions of the United States as Alpine may reasonably request and do any other related acts which may be reasonably necessary to enable Alpine to consummate the disposition in such jurisdictions of the PolyVision Common Stock owned by Alpine; PROVIDED, HOWEVER, that PolyVision will not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 4.02(d); (ii) subject itself to taxation in any jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

          (e) notify Alpine at any time when a prospectus relating to the PolyVision Common Stock is required to be delivered under the Securities Act, of the happening of any event as a result of which, or the fact that, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Alpine, PolyVision will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of PolyVision Common Stock, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) use its best efforts to cause the PolyVision Common Stock to be listed or quoted on each securities exchange or interdealer quotation system on which similar securities issued by PolyVision are then listed or quoted;

          (g) provide a transfer agent for all such PolyVision Common Stock not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements on customary terms) and take all such other actions as Alpine may reasonably request in order to expedite or facilitate the disposition of the PolyVision Common Stock; and

          (i) make available for inspection by Alpine or any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or any other agent retained by Alpine or any such underwriter, all financial and other records, pertinent corporate documents and properties of PolyVision, and cause PolyVision's officers, directors, and employees to supply all information reasonably requested by Alpine, any such underwriter, attorney, accountant, or agent in connection with such registration statement.

     4.02 REGISTRATION EXPENSES. All expenses ("Registration Expenses") incident to PolyVision's performance of or compliance with this Article IV with respect to any registration of the PolyVision Common Stock will be borne by PolyVision, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, the expense of any audit, and the expenses and fees for listing or quoting the securities to be registered on each securities exchange or interdealer quotation system on which similar securities issued by PolyVision are then listed or quoted. Notwithstanding the foregoing, however, all underwriters' discounts and commissions in respect of the sale of PolyVision Common Stock and the fees and disbursements of counsel for Alpine, shall be paid by Alpine.

     4.03 PRECONDITIONS TO PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. Alpine may not participate in any underwritten registration hereunder unless it (i) agrees to its securities on the basis provided in any customary underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements.

     4.04 INDEMNIFICATION AND CONTRIBUTION.

          (a) PolyVision shall indemnify and hold harmless Alpine and each of its officers, directors, employees, agents, partners, legal counsel, and accountants, and each controlling person of each of the foregoing (within the meaning of the Securities Act) against any losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, to which any of them may be subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which the PolyVision Common Stock was registered under the Securities Act or in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation by PolyVision of the Securities Act or any state securities law in connection with any such registration, and shall reimburse each such person entitled to indemnification under this Section 4.04(a) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability, or action, as and when such expenses are incurred; PROVIDED, HOWEVER, that PolyVision shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to PolyVision by such person, specifically for use therein.

          (b) Alpine shall indemnify PolyVision and each of its officers, employees, agents, directors, legal counsel, and accountants, and each controlling person of each of the foregoing (within the meaning of the Securities Act) against any losses, claims, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, joint or several, to which any of them may be subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which the PolyVision Common Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, preliminary prospectus, or amendment or supplement thereto solely in reliance upon and in conformity with written information furnished to PolyVision by Alpine specifically for use therein, and to reimburse such persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, or action, as and when such expenses are incurred.

          (c) If (i) an indemnified party makes a claim for indemnification pursuant to this Section 4.04 (subject to the limitations hereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case or (ii) an indemnified party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then PolyVision (including for this purpose any contribution made by or on behalf of any director of PolyVision, any officer of PolyVision who signed the registration statement, and any controlling person of PolyVision) as one entity and Alpine (including for this purpose any contribution by or on behalf of a person who would be indemnified by PolyVision) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that PolyVision and Alpine are each responsible for the proportion thereof which reflects as nearly as possible the relative fault of Alpine and PolyVision in connection with the facts which resulted in such losses, liabilities, claims, damages, or expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by Alpine or by PolyVision, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. Anything in this Section 4.04 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 4.04 is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

          (d) Each party entitled to indemnification under this Section 4.04 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has knowledge of the commencement of any action, proceeding, or investigation in respect of which indemnity or reimbursement may be sought as provided above; PROVIDED, HOWEVER, that the failure of such Indemnified Party to notify the Indemnifying Party with respect to a particular action, proceeding, or investigation shall not relieve the Indemnifying Party from any obligation or liability (i) which it may have pursuant to this Agreement to the extent that the Indemnifying Party is not prejudiced by the failure to notify or (ii) which it may have otherwise than pursuant to this Agreement. The Indemnifying Party shall promptly assume the defense of any Indemnified Party with counsel reasonably satisfactory to such Indemnified Party, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnifying Party. The Indemnified Party will cooperate with the Indemnifying Party in the defense of any action, proceeding, or investigation for which the Indemnifying Party assumes the defense. Notwithstanding the foregoing, any such Indemnified Party shall have the right to employ separate counsel of its own selection in any such action, proceeding, or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party has agreed to pay such fees and expenses, (y) the Indemnifying Party shall have failed promptly to assume the defense of such action, proceeding, or investigation and employ counsel reasonably satisfactory to such Indemnified Party, or (z) in the reasonable judgment of such Indemnified Party there may be one or more defenses available to such Indemnified Party which are not available to the Indemnifying Party in respect of such action, proceeding, or investigation, in which case the Indemnifying Party shall not have the right to assume the defense of such action, proceeding, or investigation on behalf of such Indemnified Party. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of an action, proceeding, or investigation shall not be obligated to pay the fees and expenses of more than one counsel and appropriate local counsel for all parties indemnified by such Indemnifying Party pursuant to this Section 4.04 with respect to the same action, proceeding, or investigation, unless in the reasonable judgment of any such Indemnified Party a conflict of interest may exist between such Indemnified Party and any other such Indemnified Party with respect to such action, claim, or proceeding. The Indemnifying Party shall not be liable for the settlement by any Indemnified Party of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not enter into any settlement in any action, suit, or proceeding to which an Indemnified Party is party unless such settlement includes a general release of the Indemnified Party, with no payment by the Indemnified Party of consideration.

                                     ARTICLE V

                                   MISCELLANEOUS

     5.01 NOTICES. All notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation of receipt is provided), addressed to the appropriate party at the following addresses (or such other address as any party may designate to the other in accordance with the aforesaid procedure):

          (a)  if to Alpine:

               The Alpine Group, Inc.
               1790 Broadway
               New York, New York 10019
               Attention:  Stewart H. Wahrsager, Esq.
               Fax:  (212) 757-3423

          (b)  if to PolyVision:

               PolyVision Corporation
               48-62 36th Street
               Long island City, NY 11101
               Attention:  Joseph A. Menniti, President and
                           Chief Executive Officer
               Fax: (718) 786-9310

All notices and other communications sent by overnight courier service shall be deemed to have been given as of the second Business Day after delivery thereof to such courier service, those given by facsimile transmission shall be deemed given when sent, and all notices and other communications sent by mail shall be deemed given as of the fifth Business Day after the date of deposit with the United States Postal Service. As used herein, "Business Day" shall mean any day other than Saturday, Sunday, or any other day when banks in New York City are required or permitted by law or other governmental actions to be closed.

     5.02 BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall become binding on and inure to the benefit of Alpine and PolyVision upon execution by such parties. This Agreement shall be binding on each party hereto and any successor of a party in accordance with the following sentence. Neither Alpine nor PolyVision may sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement, except to a corporation which has succeeded to substantially all of the business and assets of such party and has assumed in writing its obligations under this Agreement. Without limiting the generality of the foregoing, any transferee of PolyVision Common Stock shall have the rights set forth in Article IV, and such rights shall be enforceable against PolyVision by such transferees as third party beneficiaries.

     5.03 AMENDMENTS AND WAIVERS. Neither this Agreement nor any term hereof may be changed or waived (either generally or in a particular instance and either retroactively or prospectively) absent the written consent of Alpine and PolyVision.

     5.04 EXPENSES. Each of Alpine and PolyVision will be responsible for the payment of all expenses incurred by it in connection with the preparation, execution, and delivery of this Agreement, any other documents relating to the transactions contemplated by this Agreement, and the consummation of the transactions herein described, except that PolyVision shall reimburse Alpine on demand for Alpine's reasonable costs and expenses in connection with the preparation and negotiation of this Agreement and such other documents, including legal fees and expenses and the cost of any fairness opinion obtained by Alpine in connection with the transactions contemplated hereby.


     5.05 SURVIVAL OF REPRESENTATIONS, ETC. The representations, warranties, covenants, and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions herein described, regardless of any investigation made at any time by or on behalf of any of the parties hereto.

     5.06 DELAYS OR OMISSIONS; WAIVER. No delay or omission to exercise any right, power, or remedy accruing to either Alpine or PolyVision upon any breach or default by the other under this Agreement shall impair any such right, power, or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     5.07 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and all prior negotiations, discussions, commitments, and understandings heretofore had between them with respect thereto are merged herein.

     5.08 COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws rules or principles.

     5.09 FURTHER ACTIONS. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     This Agreement has been duly executed on the date hereinabove set forth.



                                   THE ALPINE GROUP, INC.


                                   By: /s/ Bragi F. Schut
                                      ------------------------------
                                      Name:  Bragi F. Schut
                                      Title: Executive Vice President


                                   POLYVISION CORPORATION


                                   By: /s/ Joseph A. Menniti
                                      ------------------------------
                                      Joseph A. Menniti
                                      President and Chief Executive Officer

                                                                       Exhibit A
                                                                       ---------


      Shares of Series C Preferred Stock.

          1. Designation, Number and Par Value. The shares of a series of Preferred Stock shall be designated as "Series C Preferred." The number of shares which shall constitute Series C Preferred shall be 150,000 shares. Shares of Series C Preferred shall have a par value of $.01 per share.

          2. Ranking. Shares of Series C Preferred shall, with respect to distribution rights upon the liquidation, dissolution or winding-up of the affairs of the Corporation and dividend rights, rank senior to all classes or series of common stock and preferred stock of the Corporation, whether now existing or hereafter created, other than the Series B Preferred. Shares of Series C Preferred shall, with respect to distribution rights upon the liquidation, dissolution or winding-up of the affairs of the Corporation and dividend rights, rank pari passu with the Series B Preferred.

          3. Dividends.

            (a) For so long as any shares of Series C Preferred shall be outstanding and until all shares of Series C Preferred are redeemed by the Corporation, the holders of shares of Series C Preferred shall be entitled to receive cumulative dividends at the annual rate of $4.50 per share.
Cumulative dividends on outstanding shares of Series C Preferred shall accrue from the date of the issuance of such shares (the "Issue Date") through and including the date of redemption for all such shares. Such cumulative dividends shall be payable quarterly in arrears on the first day of the months of March, June, September and December or, in the event such date is not a Business Day, on the first Business Day immediately following such date. The dividend accrued for any period which is less than a quarter shall be computed on a pro rata basis for the actual number of days elapsed in the period for which payable, including the date of payment. Such dividends shall be paid to the holders of record of the Series C Preferred at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 50 days nor less than ten days prior to the date on which such dividend is payable.

               (b) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Series C Preferred shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any financing or working capital agreement of the Corporation specifically prohibit such declaration, payment or setting apart for payment or if such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder or if such declaration, payment or setting apart for payment would, upon the giving of notice or passage of time or both, constitute such a breach or default.

               (c) So long as any shares of Series C Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on any other class or series of common stock or preferred stock (other than the Series B Preferred) of the Corporation ("Junior Stock"), nor shall any shares of any Junior Stock be purchased, redeemed or otherwise acquired for value by the Corporation or by any subsidiary of the Corporation, directly or indirectly, unless the holder(s) of a majority of the shares of Series C Preferred, voting as a class, shall approve such dividend, distribution, purchase, redemption or acquisition.

          4. Liquidation, Dissolution or Winding-Up.

               (a) In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Series C Preferred shall be entitled to receive a liquidation value of $50.00 per share, plus accrued dividends thereon to the date fixed for liquidation, dissolution or winding up, payable in cash, before any payment to any holders of any Junior Stock.

               (b) If such payments shall have been made in full to the holders of shares of Series C Preferred, the remaining assets and funds of the Corporation shall be distributed among the holders of outstanding shares of Junior Stock, according to their respective rights and preferences. If, upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the amounts so payable are not paid in full to the holders of all outstanding shares of Series C Preferred, the holders of shares of Series C Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of this Section 4(b).

          5. Voting Rights.

               (a) So long as shares of Series C Preferred having an aggregate liquidation preference of at least $2,500,000 are outstanding, the consent of the holders of at least a majority of shares of Series C Preferred at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, shall be necessary for approving, adopting or ratifying:

                    (i) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the By-laws of the Corporation which adversely affects the rights or preferences of the holders of the Series C Preferred or the authorization, creation or issuance of, or the increase in the authorized amount of, any stock or any security convertible into any stock; provided, however, that neither (x) the amendment of the provisions of the Corporation's Certificate of Incorporation or By-laws so as to authorize, create or increase the authorized amount of any stock or any security convertible into any stock ranking junior in all rights and preferences to the Series C Preferred nor (y) the authorization, creation or issuance of, or the increase in the authorized amount of, any stock or any security convertible into any stock ranking junior in all rights and preferences to the Series C Preferred, shall be deemed to adversely affect the rights of the holders of the Series C Preferred;

                    (ii) the merger or consolidation of the Corporation with or into any other corporation other than (A) the merger of a subsidiary into the Corporation so long as (x) the Corporation is the surviving company and (y) the rights and preferences of the Series C Preferred remain the same and there are no classes of stock (other than the Series A Preferred and the Series B Preferred) authorized or outstanding which rank senior to the Series B Preferred in the distribution o assets on any liquidation, dissolution or winding-up of the affairs of the Corporation or in the payment of dividends or (B) the merger of the Corporation or a subsidiary thereof with The Alpine Group, Inc., a Delaware corporation ("Alpine"), or a successor thereto or subsidiary or subsidiaries thereof;

                    (iii) a sale of all or substantially all of the assets of the Corporation;

                    (iv) any liquidation or dissolution of the Corporation; and

                    (v) any dividends or distributions on or redemptions or purchases of any stock other than Series A Preferred and the Series B Preferred or Series C Preferred so long as the Corporation is in arrears in the payment of dividends on, or in the redemption of, the Series B Preferred.

               (b) Holders of shares of Series C Preferred shall have no voting rights other than as set forth in this Section 5, in the Certificate of Incorporation or as mandated in the New York Business Corporation Law in effect at such time, except that if the Corporation is in arrears in the payment of dividends in an amount equal to or exceeding four quarterly dividend payments and until all such arrearages are repaid in full, the holders of the Series C Preferred, voting as a class, shall be entitled to elect by a majority vote one director (who may appoint an observer when he is unable to attend meetings) to the Board of Directors of the Corporation.

               (c) Upon and subject to the transfer of record ownership of shares of Series C Preferred by Alpine or Kirkbi Projekt A/S to any other person or entity (other than Alpine or an "affiliate" of Alpine, as such term is defined in Rule 405 of Regulation C under the Securities Act of 1933, as amended), or any of their nominees, such other person or entity owning shares of Series C Preferred shall be entitled, in addition to the voting and other rights set forth in subsections (a) and (b) of this Section 5, to one vote per share (as adjusted for subdivision, combinations and reclassifications of the Common Stock (as defined below)) and shall vote together with the holders of Common Stock and of any other class or series of stock which may similarly be entitled to vote with the holders of Common Stock as a single class upon all matters upon which shareholders are entitled to vote.

          6. Conversion.

               (a) Optional Conversion. Subject to the terms and provisions of this Section 6, the holder of shares of Series C Preferred shall have the right, at the holder's option, at any time and from time to time, to convert the shares of Series C Preferred and all accrued dividends thereon, into fully paid and nonassessable shares of the common stock of the Corporation ("Common Stock"). The number of shares of Common Stock into which the Series C Preferred may be converted shall be determined by dividing the total liquidation value and accrued dividends to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The Conversion Price shall be equal to $2.00, subject to the adjustments set forth in Section 7 (the "Conversion Price").

               (b) Partial Conversion. Upon any partial conversion of the Series C Preferred pursuant to Section 6(a), a new certificate for the unconverted portion of the Series C Preferred bearing the date of original issue ("Original Issue Date") and having the same rights and privileges as the Series C Preferred shall be delivered to the holder.

               (c) Mechanics and Effect of Conversion. No fractional shares of Common Stock will be issued upon conversion of the Series C Preferred. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation will pay to the holder the cash value of any fractional share. To optionally convert the Series C Preferred into Common Stock pursuant to Section 6(a), the holder shall surrender the Series C Preferred at the principal offices of the Corporation, together with a written notice (the "Conversion Notice") to the Corporation of the holder's election to convert. At its expense, the Corporation will, as soon as practicable thereafter, issue and deliver to such holder at such principal office, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion, together with any other securities and property to which the holder is entitled upon such conversion under the terms of the Series C Preferred, including a check payable to the holder for any cash amounts payable as described above in respect of fractional shares. In the event of any optional conversion of the Series C Preferred pursuant to Section 6(a), such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender and delivery of certificates representing the

Series C Preferred and the corresponding Conversion Notice, and the holder shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

          7. Anti-Dilution and Other Provisions.

               (a) Special Definitions. For purposes of this Section 7, the following definitions shall apply:

                    (i) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Shares or "Convertible Securities" (as defined below).

                    (ii) "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Common Shares) or other securities convertible into or exchangeable for Common Shares.

                    (iii) "Additional Common Shares" shall mean all Common Shares issued (or, pursuant to Section 7(c), deemed to be issued) by the Corporation after the date hereof, other than Common Shares issued or issuable:

               (1) to officers, directors or employees of, or consultants to, the Corporation pursuant to stock options outstanding on the date hereof or stock options granted after the date hereof on terms approved by the Board of Directors of the Corporation including a majority of the members of the Board of Directors of the Corporation who are not officers or employees of the Corporation, up to an aggregate maximum at any time equal to 10% of the outstanding Common Shares (including Common Shares previously issued to such persons);

               (2) for which adjustment of the Conversion Price is or was made pursuant to Section 7(f);

               (3) upon the exercise of the Common Stock Purchase Warrants issued in connection with the Securities Purchase Agreement between the Corporation and the purchasers named therein;

               (4) upon the exercise of the warrants issued to Fleet Corporate Finance, Inc. and First Albany Corporation, or their respective designees, in connection with certain financing agreements; and

               (5) upon the conversion of the Series B Preferred or any other series of convertible preferred stock issued to Alpine or Kirkbi Projekt A/S.

               (b) No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Common Shares unless the consideration per share (determined pursuant to Section 7(e) hereof) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the Conversion Price for such share in effect on the date of, and immediately prior to, such issue.

               (c) Deemed Issue of Additional Common Shares. In the event the Corporation at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares, subject to the limitations of
Section 7(a)(iii), issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Common Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 7(e) hereof) of such Additional Common Shares would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Common Shares are deemed to be issued:

                    (i) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof (including any such increase or decrease under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Shares previously issued upon conversion of the Series C Preferred);

                    (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

               (1) in the case of Convertible Securities or Options for Common Shares, the only Additional Common Shares issued were the Common Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange (provided, however, that no such adjustment of the Conversion Price shall affect Common Shares previously issued upon conversion of the Series C Preferred), and

               (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Common Shares deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 7(e)(ii)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised (provided, however, that no such adjustment of the Conversion Price shall affect Common Shares previously issued upon conversion of the Preferred Stock);


                    (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) such Conversion Price on the original adjustment date, or (ii) such Conversion Price that would have resulted from any issuance of Additional Common Shares between the original adjustment date and such readjustment date; and


                    (v) in the case of any Options which expire by their terms not more than 90 days after the date of issue thereof, no adjustment of a Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above.

               (d) Adjustment of Conversion Price Upon Issuance of Additional Common Shares. In the event the Corporation at any time after the Original Issue Date shall issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 7(c) but subject to the limitations of
Section 7(a)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event such Conversion Price shall be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of Common Shares which the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at such Conversion Price; and the denominator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of such Additional Common Shares so issued; and provided further that, for the purposes of this Section 7(d) all Common Shares issuable upon conversion of the Series C Preferred and all outstanding Convertible Securities, and upon exercise of all outstanding Options bearing an exercise price which is lower than the price at which the Additional Common Shares were issued (or deemed to be issued), shall be deemed to be outstanding, and immediately after any Additional Common Shares are deemed issued pursuant to Section 7(c), such Additional Common Shares shall be deemed to be outstanding.

               (e) Determination of Consideration. For purposes of this Section 7(e), the consideration received by the Corporation for the issue of any Additional Common Shares shall be computed as follows:


                    (i) Cash and Property. Such consideration shall:

               (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

               (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as reasonably determined in good faith by the Board of Directors of the Corporation; and

               (3) in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as reasonably determined in good faith by the Board of Directors of the Corporation.

                    (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Shares deemed to have been issued pursuant to Section 7(c), relating to Options and Convertible Securities shall be determined by dividing:


               (1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

               (2) the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such options or conversion or exchange of such Convertible Securities.

               (f) Conversion Price Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.

                    (i) In the event the Corporation at any time or from time to time after the date hereof fixes a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as "Common Share Equivalents"), without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of the Series C Preferred shall be increased in proportion to such increase of outstanding Common Shares and shares issuable with respect to Common Share Equivalents.

                    (ii) If the number of Common Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of the Series C Preferred shall be decreased in proportion to such decrease in outstanding Common Shares.

               (g) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Corporation or other entities or persons, assets (excluding cash dividends other than extraordinary or special cash dividends) or options or rights not referred to in Section 7(f)(i), the Corporation shall make provisions for the holder to receive upon conversion of the Series C Preferred, a proportional amoun (depending upon the extent to which the Series C Preferred is converted) of such securities, evidences of indebtedness, assets or such other rights, as if such holder had converted the Series C Preferred on or before such record date.

               (h) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 7), provision shall be made so that the holder shall thereafter be entitled to receive upon conversion of the Series C Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of Common Shares deliverabl upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holder after the recapitalization to the end that the provisions of this
Section 7 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series C Preferred) shall be applicable after that event as nearly equivalent as may be practicable. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which the holder would be required to take (i) any voting securities which would cause the holder to violate any law, regulation or other requirement of any governmental body applicable to the holder or (ii) any securities convertible into voting securities which if such conversion took place would cause the holder to violate any law, regulation or other requirement of any governmental body applicable to the holder, other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

               (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holder against impairment.

               (j) No Fractional Shares and Certificate as to Adjustments.

                    (i) In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one Common Share, as determined in good faith by the Board of Directors of the Corporation.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the holder, furnish or cause to be furnished to the holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred.

               (k) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Shares outstanding involving a change in the Common Shares; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall mail to the holder:

                    (i) at least twenty days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) above; and

                    (ii) in the case of the matters referred to in clauses (ii) and (iii) above, written notice of such impending transaction not later than twenty days prior to the shareholders' meeting called to approve such transaction, or twenty days prior to the closing of such transaction, whichever is earlier, and shall also notify the holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the occurrence of such event) and the Corporation shall thereafter give the holder prompt notice of any material changes. The transaction shall in no event take place sooner than twenty days after the Corporation has given the first notice provided for herein or sooner than ten days after the Corporation has given notice of any material changes provided for herein.

               (l) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting the conversion of the Series C Preferred such number of its Common Shares as shall from time to time be sufficient to effect the conversion of the Series C Preferred; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion o the Series C Preferred, in addition to such other remedies as shall be available to the holder, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

               ( m) Notices. Any notice required by the provisions of this
Section 7 to be given to the holders shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to the holder of record at its address appearing on the books of the Corporation.

               (n) Taxes and Costs. The issue of certificates evidencing Common Shares upon conversion of the Series C Preferred in accordance with the terms provided herein shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder.

          8. No Other Rights. The shares of Series C Preferred shall not have any relative powers, preferences or rights, nor any qualifications, limitations or restrictions thereof, other than as set forth herein, in the Certificate of Incorporation or pursuant to the New York Business Corporation Law in effect at such time.

          9. Business Day. The term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to be closed.

          10. Notices. All notices and other correspondence to be delivered to the holders of Series C Preferred shall be given, unless otherwise indicated, by first-class mail, postage prepaid, to each holder of record as its address appears in the stock register of the Corporation.